Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated October 15, 2007, accompanying the consolidated financial statements included in the Annual Report of Integrated Security Systems, Inc. on Form 10-KSB for the year ended June 30, 2007.  We hereby consent to the incorporation by reference of said report in the Registration Statements of Integrated Security Systems, Inc. on Form S-3 (File No. 33-89218) and on Form S-8 (File No. 33-59870-S and File No. 333-76558).

/s/ WEAVER AND TIDWELL, L.L.P.

Dallas, Texas

October 15, 2007